UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 4, 2008 (October 3, 2007)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland (State or Other Jurisdiction of Incorporation)	1-267 (Commission File Number)	13-5531602 (IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania (Address of principal executive of offices)	15601-1689 (Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

On October 9, 2007, Allegheny Energy, Inc. (the “Company”) filed a Current Report on Form 8-K disclosing that on October 3, 2007 the Audit Committee of the Company’s Board of Directors had dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, such dismissal to become final upon PwC’s completion of its procedures regarding the Company’s financial statements for the year ending December 31, 2007 and the Annual Report on Form 10-K in which such financial statements would be included (the “2007 Form 10-K”). PwC completed its procedures on February 27, 2008, coincident with the filing of the Company’s 2007 Form 10-K.

During the years ended December 31, 2007 and 2006, and through February 27, 2008, there were no (a) disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter thereof in connection with its reports on the Company’s financial statements for such years, or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of the foregoing disclosures to PwC and requested from PwC a letter indicating whether or not it agrees with such disclosures. A copy of PwC’s letter, dated March 3, 2008, is attached hereto as Exhibit 16.1.

The reports of PwC on the Company’s consolidated financial statements as of and for the years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Also on October 3, 2007 the Company selected Deloitte & Touche LLP (“Deloitte”) to serve as its independent registered public accounting firm for the year ending December 31, 2008. During the years ended December 31, 2007 and 2006, and through February 27, 2008, the Company did not consult with Deloitte regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description
	16.1	Letter, dated March 3, 2008, of PricewaterhouseCoopers LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2008	By:	ALLEGHENY ENERGY, INC. /s/ Philip L. Goulding
	Name:	Philip L. Goulding
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter, dated March 3, 2008, of PricewaterhouseCoopers LLP.